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Exhibit 10.17

ENTEX Acquisition Services Division
Management and Professional Compensation Plan
Effective January 1999

I EFFECTIVE DATE

This Management and Professional Bonus Plan (the "Plan") is effective as of the first day of ENTEX Technology Acquisition Services Division's (TASD) fiscal third quarter, January 1999. It supercedes all previous bonus plans and letters on this subject and governs all plan payments to eligible participants that are made pursuant to this Plan.

II  ELIGIBILITY

Participants of the Plan will be limited to TASD employees who are approved for participation in this Plan in accordance with the Company's Human Resources Policies and in some cases, approval of the Vice President, Human Resources or President of TASD. Participants will be notified of their participation in this Plan. TASD personnel who participate in this plan are management and professional employees who are not participants in any other bonus or sales plan.

A. All designated employees will qualify as potential candidates for an award according to the following criteria:

     1. Employees must be employed by TASD in a covered position for at least one full month during the measurement period.

     2. Employees must be regular employees normally scheduled to work at least 30 hours per week.

     3. Employees must be employed by TASD at the end of the measurement period.

     4. New employees will receive pro-rated awards for full months of service during their first measurement period.

     5. Employees who transfer to a position which is ineligible for participation in this Plan, or go on an authorized leave of absence, may earn performance credit on a prorated basis in whole month increments, with no rounding for a partial month's participation.

     6. Bonus payout for employees who terminate due to retirement, disability, layoff or sale of business will be at the discretion of management considering specific circumstances and reason for termination.

     7. Any employee who is terminated for unsatisfactory performance will not receive payout under this plan.

III  AWARD GUIDELINES

A. An annual target bonus (amount earned at 100% of goal) for each participant will be established based upon the following matrix below:






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

POSITION                                            TARGET BONUS
----------                                          ------------
Executive Vice President                            50% of base salary
Senior Vice President                               50% of base salary
Vice President                                      30% of base salary
Grade E08                                           20% of base salary
Grade E07                                           15% of base salary
Grades E04-E06                                       8% of base salary


    B. Measurement periods will consist of quarterly periods consistent with TASD's fiscal year.

    C. Base salary is defined as one quarter the annual salary that is in effect on the last day of the measurement period.

    D. The target bonus will consist of one or two segments each worth a certain percentage of the award. The segments are defined below:


EBT

EBT is defined as earnings before taxes. Performance will be measured against quarterly budgets for this performance factor, consistent with TASD's fiscal year. Performance for total TASD segment will be rounded to whole percentage points. There will be no carryover from one measurement period to the next, either in goal or achievement. At the end of each measurement period actual performance will be measured against target. Example: quarterly goal is $10,000,000; quarterly performance is $11,600,000; measurement is 11,600,000/10,000,000=116%.

    Executive Vice President, Senior Vice President, Vice President Level (E09+)

                    Segment                                      Award Value
                    -------                                      -----------
                    TASD  EBT                                         100%

        Director Level (E07 through E08)


                    Segment                                       Award Value
                    -------                                       -----------
                    TASD  EBT                                         75%
                   INDIVIDUAL/TEAM OBJECTIVES                         25%




         Management  Level (E04 through E06)




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
                    Segment                                       Award Value
                    -------                                       -----------
                    TASD EBT                                         50%
                    INDIVIDUAL/TEAM OBJECTIVES                       50%


INDIVIDUAL/TEAM OBJECTIVES

Individual/Team Objectives will be established at the beginning of each measurement period. The stated objectives may be personal, team orientated, or department-wide in scope. Each objective should be definable, consistent, measurable, and should include appropriate measures of performance along with time frames. Achievement of objectives will be rated at the end of each measurement period to establish the degree to which each objective was accomplished. This will be based on a scale of 0 to 150%, with a score of 100% for performance that meets established goals. Performance will be rounded to whole percentage points. There will be no carryover from one measurement period to the next.

IV  AWARD CALCULATION

See Appendix A

V EXTRAORDINARY OCCURRENCES

Awards may be adjusted or modifications to goals and/or results may be made to reflect positive or negative events. This may involve documented adjustments for certain unusual business transactions, changes in the business climate, etc. which are not directly attributable to the efforts of the participant and inappropriately penalize or reward the participant in the award calculation. Modifications or adjustments can be made only with the approval of the Vice President, Human Resources and or the President, TASD, in conjunction with the Department Head.

VI PAYMENT OF AWARDS

Awards will be determined as soon as possible following the close of the measurement period.

VII METHOD OF PAYMENT

The person's normal base salary payment method will be used; i.e. check or direct deposit.

VIII  RIGHT TO MODIFY OR CANCEL

This Plan may be modified or discontinued at any time with the approval of the Vice President, Human Resources or the President of TASD. The Vice President in conjunction with the President, TASD will make final decision on any questions not clearly covered by the Plan, and will have sole discretion to resolve any matter of dispute relating to the Plan.



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TASD personnel other than this individual do not have authority to modify this
Plan, and any attempt to do so will not be valid.


IX EMPLOYMENT AT WILL

The employment of all Plan participants is for an indefinite period and is terminable at any time, for any reason by either the Plan participant or TASD. This Plan shall not be construed to create a contract of employment for a specified period of time between TASD and any Plan participant.







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                                   APPENDIX A

Awards will be calculated using a weighted average of the measurements in IIID. Independent calculation and award determinations will be made for each segment. Minimum achievement for the TASD segment award is 80% of goal.

The amount of bonus earned for each will be based upon achievement according to the following charts.

TASD

% of Goal Achieved        % of Target Bonus Earned
------------------        ------------------------
Less than 80%             0%
80% to 99%                33.33% plus 3.33% for each 1% of goal achieved above 80%
100% to 109%              100% plus 4% for each 1% of goal achieved above 100%
110% to 119%              140% plus 3% for each 1% of goal achieved above 110%
120% +                    170% plus 2% for each 1% of goal achieved above 120%


INDIVIDUAL/TEAM OBJECTIVES


% of Goal Achieved          % of Target Bonus Earned
------------------          ------------------------
0% to 150%                  1% for each 1% of goal achieved
150%+                       150%


EXAMPLE

Annual base salary: $50,000 (E04-E06)
Base salary as defined: $50,000/4 = $12,500
Target bonus: $12,500 x 8% = $1,000
Target bonus for TASD segment: $1,000 x 50%=$500
Target bonus for Personal Objectives segment: $1,000 x 50%=$500

TASD Segment

EBT goal: $10,000,000
EBT performance: $11,600,000
EBT measurement: $11,600,000/$10,000,000 = 116%
% of  bonus earned from chart:  158%
Bonus amount = $500 x 158% = $790

Individual/Team Objectives Segment

110% of goal achieved
% of bonus earned from chart = 110%
Bonus amount = $500 x 110% = $550

TOTAL BONUS = $790 + $550 = $1,340



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